Exhibit 4.5

RALLY HEALTH, INC.

2014 Equity Incentive Plan

This 2014 Equity Incentive Plan (the “Plan”) is intended to encourage ownership of Common Stock, par value $0.001 per share (the “Stock”), of Rally Health, Inc. (f//k/a Audax Holdings, Inc.), a Delaware corporation (the “Company”), by its directors, officers, employees and consultants through the grant of Incentive Stock Options and Nonstatutory Stock Options (collectively, “Options”) and Restricted Stock (as such terms are defined below) in order to attract, motivate and retain outstanding individuals for such positions, to align their interests with those of the Company’s shareholders, and to provide them with appropriate compensation and additional incentives to promote the success of the Company.

1.         Administration of the Plan.  The administration of the Plan shall be under the general supervision of the Board of Directors of the Company (the “Board”), which shall, within the limits of the Plan, determine the persons (“Participants”) to whom and the times at which Options or Restricted Stock shall be granted. The Board may establish such rules as it deems necessary for the proper administration of the Plan, make such determinations and interpretations with respect to the Plan and Options and Restricted Stock granted under it as may be necessary or desirable and include such further provisions or conditions with respect to which Options and Restricted Stock may be granted under the Plan as it deems advisable. To the extent permitted by law, the Board may delegate its authority under the Plan to a committee of the Board (a “Committee”). References to the Board herein shall include a Committee as applicable.

2.         Shares Subject to the Plan.

(a)         Number and Type of Shares.  Subject to the provisions of Section 2(b) and (c), the aggregate number of shares of Stock of the Company that may be issued pursuant to Options or Restricted Stock granted under the Plan is 18,500,513 shares of Common Stock. In addition, shares issued hereunder may consist in whole or in part of authorized but unissued shares or treasury shares.

(b)         Adjustments; Assumption of Options.  In the event (i) of any stock dividend, split-up or combination of shares effected proportionately with respect to all outstanding shares of Stock, or (ii) the Board determines that any other recapitalization or any extraordinary cash dividend, reorganization, merger, consolidation, spin-off, exchange of shares or other similar capital change affects the Stock such that adjustment is required in order to preserve the benefits or potential benefits of the Plan or any Option granted under the Plan, the Board (whose determination shall be conclusive) shall appropriately adjust (A) the number and kind of shares or securities of the Company that may be issued under the Plan, (B) the number and kind of shares subject to outstanding Options, and (C) the exercise price or the repurchase price of Restricted Stock, so that the proportionate number of shares or other securities as to which Options or Restricted Stock may be granted and the proportionate interest of holders of outstanding Options shall be maintained as before the occurrence of such event. In the event of any reorganization, merger, consolidation, spin-off or exchange of shares, the Board in its discretion may cause any Option to be cancelled, assumed by another entity party to the transaction, or new rights substituted therefor, by another entity party to the transaction.

(c)         Restoration of Shares.  Shares subject to an Option granted under the Plan that expires, is terminated unexercised, is forfeited for any reason, or is settled in a manner that results in fewer shares outstanding than were initially awarded, shares surrendered in payment of the option price or any tax obligation with respect to an Option or Restricted Stock, and shares of Restricted Stock granted under the Plan that are repurchased by, or forfeited to, the Company shall again be available for granting Options or Restricted Stock under the Plan to the extent of such expiration, termination, forfeiture, repurchase or decrease subject, however, in the case of Incentive Stock Options, to any requirements under the Internal Revenue Code of 1986, as amended (the “Code”).

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3.         Options.

(a)         Types of Options.  Options shall be granted under the Plan either as incentive stock options (“Incentive Stock Options”), as defined in Section 422 of the Code, or as Options that do not meet the requirements of Section 422 (“Nonstatutory Stock Options”). Options may be granted from time to time by the Board to employees of the Company or of any parent or subsidiary company of the Company (as defined in Sections 424(e) and (f), respectively, of the Code), and Nonstatutory Stock Options may also be granted to non-employee directors and consultants of the Company or any such other company.

(b)         Date of Grant.  The date of grant for each Option shall be the date on which it is approved by the Board, or such later date as the Board may specify but in no event prior to the date the Participant commences performing services for the Company or any parent or subsidiary company of the Company. No Incentive Stock Options shall be granted hereunder after ten years from the last date on which the Plan was approved for purposes of § 422 of the Code.

(c)         Option Price.  The price at which shares may from time to time be purchased (the “Option Price”) under each Option shall be determined by the Board, provided that such price shall not be less than the fair market value of the Stock on the date of grant as determined in good faith by the Board after taking into consideration all factors which it deems appropriate and in accordance with applicable statutory and regulatory guidelines (“Fair Market Value”); and provided further that no Option granted to any individual whose ownership of stock of the Company or its parent or subsidiary companies exceeds the limitations set forth in Section 422(b)(6) of the Code shall be an Incentive Stock Option unless the Option Price thereof is at least 110% of the Fair Market Value of the Stock on the date of grant.

(d)          Payment.  No shares of Stock shall be delivered upon exercise of an Option until the Company receives full payment for Option Price therefore. Payment of the Option Price may be in cash or, to the extent permitted by the Board at or after the grant of the Option, pursuant to any of the following methods: (i) by delivery of a promissory note, (ii) by actual delivery or attestation of ownership of Shares of Common Stock owned by the Participant or Shares of Common Stock that are retained from the exercise of an Option, or (iii) for such other lawful consideration as the Board may determine.

(e)         Term of Option; Exercisability.    The Board shall determine the term of all Options, the time or times that Options become exercisable and whether they become exercisable in installments; provided, however, that the term of each Option shall not exceed a period of ten years from the date of its grant, and provided further that no Option granted to any individual whose ownership of stock of the Company or its parent or subsidiary companies exceeds the limitations set forth in Section 422(b)(6) of the Code shall be an Incentive Stock Option unless the term thereof does not exceed a period of five years from the date of its grant.

(f)         Effect of Disability, Death or Termination of Employment.    The Board shall determine the effect on an Option of the disability, death, retirement or other termination of employment or service of a Participant and the extent to which, and the period during which, the Participant’s estate, legal representative, guardian, or beneficiary on death may exercise rights thereunder. Any beneficiary on death shall be designated by the Participant, in the manner determined by the Board, to exercise rights of the Participant in the case of the Participant’s death.

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(g)         Form of Options.  Options granted hereunder shall be evidenced by an instrument delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the provisions of the Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles. The form of Options may vary among Participants; provided that, in the absence of a specific determination in any particular case, the forms of Incentive and Nonstatutory Stock Option shall be as set forth in Exhibits A and B hereto, respectively.

(h)         Amendment or Termination of Options.  The Board may amend, modify, or terminate any outstanding Option, including substituting therefor another Option of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option. Other than in connection with a Company reorganization, merger, stock sale, consolidation, spin-off or exchange of shares, or Change in Control any such action shall require the Participant’s consent unless:

 (i)        in the case of a termination of, or a reduction in the number of shares issuable under, an Option, any time period relating to the exercise of such Option or the eliminated portion, as the case may be, is waived or accelerated before such termination or reduction (and in such case the Board may provide for the Participant to receive cash or other property equal to the net value that would have been received upon exercise of the terminated Option or the eliminated portion, as the case may be); or

 (ii)       in any other case, the Board determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

(i)         Non-transferability of Options.  An Option (i) shall not be transferable other than as designated by the Participant, by will or by the laws of descent and distribution, and (ii) may be exercised, during the Participant’s lifetime, only by the Participant or the Participant’s guardian or legal representative. The Board may waive this restriction in any particular case, provided that Incentive Stock Options may be transferable only to the extent permitted by the Code.

(j)         No Rights as a Shareholder.  No Participant or any person claiming through a Participant shall have any rights as a shareholder with respect to any shares of Stock to be distributed under the Plan until he or she becomes the holder of such Stock thereof. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date, except as otherwise provided in this Plan.

4.         Restricted Stock.

(a)          Terms.  The Board may issue shares of Stock to Participants subject to forfeiture or to the Company’s right to repurchase such shares (“Restricted Stock”). Shares of Restricted Stock may be issued without cash consideration or for such consideration as may be determined by the Board. The Board shall determine the duration of the period of time (the “Restricted Period”) during which, the price (if any) at which, and the other conditions under which, the shares may be forfeited or repurchased by the Company and other terms and conditions of such grants.

(b)          Restrictions.  Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Board, during the Restricted Period. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant, shall contain such legend as the Board may require with respect to the restrictions on transfer and, if required by the Board, shall be deposited by the Participant, together with a stock power endorsed

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in blank, with the Company. At the expiration of the Restricted Period with respect to any of such shares, the Company shall deliver a certificate with respect to such shares, without a legend referring to the Plan’s restrictions on transfer, to the Participant or, if the Participant has died, to the Participant’s designated beneficiary or legal representative.

(c)         Restricted Stock Purchase Agreement.  Each recipient of Restricted Stock shall enter into a Restricted Stock Purchase Agreement with the Company that shall specify the terms and conditions of such grant of Restricted Stock and shall contain such other terms and conditions not inconsistent with the provisions of this Plan as the Board considers necessary or advisable to achieve the purposes of the Plan or comply with applicable tax and regulatory laws and accounting principles. The form of such Restricted Stock Purchase Agreement may vary among Participants. The Restricted Stock Purchase Agreement may be amended by the Board in any respect, provided that the consent of the Participant shall be required for any amendment, other than an amendment made in order to conform the Restricted Stock Purchase Agreement or the Plan to restrictions imposed by securities or tax laws or regulations, that would materially and adversely affect the Participant.

5.         No Right to Employment or Other Relationship.  No person shall have any claim or right to be granted an Option or Restricted Stock, and any grant of an Option or Restricted Stock shall not be construed as giving the Participant the right to continued employment or any other relationship with the Company, The Company expressly reserves the right at any time to end any relationship it may have with a Participant free from any liability or claim under the Plan except as specifically provided in the applicable Option or Restricted Stock Purchase Agreement.

6.         Documentation; Shareholder Agreement; Other Conditions.  Each Option and share of Restricted Stock issued under this Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other terms and conditions not inconsistent with the Plan as the Board considers necessary and advisable. Each Option and share of Restricted Stock issued under this Plan shall also be subject to the terms and conditions of the Amended and Restated Certificate of Incorporation of the Company (as it may be amended, modified or supplemented from time to time in the sole discretion of the Board, the “Company Charter”), including, but not limited to, the provisions of Section 4.10 (Mandatory Exercise Rights; Put/Call Rights) therein. The Board may at the time of grant of an Option or share of Restricted Stock or at any time thereafter, require as a condition for exercise of an Option or termination of a Restricted Period that each Participant execute a Shareholder Agreement or other similar agreement containing such provisions relating to voting, restrictions on transferability, first refusal rights and otherwise as the Board may deem necessary or desirable and may at any time impose such additional conditions with respect to the issuance and/or delivery of stock under the Plan as it considers necessary or advisable to comply with the requirements of securities, tax or other laws or regulations, including without limitation restricting the transfer of such shares and requiring appropriate representations and agreements from the Participant, and the Company shall be entitled to postpone such issuance or delivery until such conditions have been met.

7.          Withholding.  The Participant shall pay to the Company, or make provision satisfactory to the Board for payment of, any taxes required by law to be withheld in respect of any Option or Restricted Stock no later than the date of the event creating the tax liability. In the Board’s discretion, such tax obligations may be paid in whole or in part in shares of Stock, including shares retained from the exercise of the Option or from the grant of Restricted Stock creating the tax obligation, valued at the Fair Market Value of the Stock on the date of delivery to the Company. The Company and any of its affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

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8.         Amendment or Termination.  The Board may amend or terminate the Plan, and any Option or Restrictive Stock award issued thereunder, at any time, subject to such approval of the shareholders as the Board shall deem necessary or advisable.

9.         Change in Control.  In the event that there is a Change in Control (as defined below) and/or the Company is a party to a merger or acquisition or reorganization or similar transaction, awards outstanding under the Plan shall be subject to the merger agreement or other applicable transaction agreement. Such agreement may provide, without limitation, subject to the consummation of the applicable transaction, for the assumption (or substitution) of outstanding awards by the surviving corporation or its affiliate, for their continuation by the Company (if the Company is a surviving corporation), for accelerated vesting or for their cancellation with or without consideration, in all cases without the consent of the Participant. Notwithstanding the foregoing, in the event that a Change in Control occurs and there is no assumption, substitution or continuation of awards, all awards shall vest and become exercisable as of immediately before the closing of the transactions contemplated by such Change in Control and any award that is not exercised before such Change in Control shall automatically terminate. For avoidance of doubt, “substitution” includes, without limitation, an award being replaced by a cash award that provides an equivalent value (wherein equivalent value equals the difference between the value a holder of an equivalent share underlying an award receives in the Change in Control and any exercise price). A “Change in Control” shall have the same meaning as the term “Sale” in the Company Charter provided that all references in such definition to a “Person” shall instead be references to the Company, as applicable, provided that, for the avoidance of doubt, a “Change in Control” shall not include a “Sale” (as defined in the Company Charter) of any direct or indirect parent entity of the Company.

10.       Shareholder Approval.  The Plan shall be presented for approval by the shareholders of the Company within twelve (12) months from the date the Plan was adopted by the Board. In the event such approval is not obtained, all Incentive Stock Options granted under the Plan shall be deemed to be Nonstatutory Stock Options and no further Incentive Stock Options may be granted, but the provisions of the Plan regarding other Options and Restricted Stock shall remain in effect.

11.       Governing Law.  The provisions of the Plan and all Options made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, without regard to any applicable conflict of law principles.

12.       Effective Date and Term of Plan.  The Plan shall become effective on the date on which it is adopted by the Board. As of the effective date of the Plan, no further awards shall be granted under the Audax Health Solutions, Inc. 2010 Equity Incentive Plan and no forfeitures of awards under the Audax Health Solutions, Inc. 2010 Equity Incentive Plan shall be available for grant under this Plan. No Options shall be granted under the Plan after the completion of ten years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved or reapproved by the Company’s stockholders, but Options or Restricted Stock previously granted may extend beyond that date.

13.       Lock-up Agreement.  The Company may, in its discretion, require in connection with an initial public offering that a Participant agree that any Stock not be sold, offered for sale, or otherwise disposed of for a period of time as determined by the Board.

14.       Book Entry.  Notwithstanding any other provision of this Plan to the contrary, the Company shall not be obligated under this Plan to issue certificates to represent shares and, instead, may elect to satisfy any requirement under this Plan for the delivery of certificates through the use of book-entry.

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Adopted by the Board of Directors of Rally Health, Inc. (f/k/a Audax Holdings, Inc.) on April 14, 2014 and approved by the shareholders of Rally Health, Inc. (f/k/a Audax Holdings, Inc.) as of April 14, 2014.

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Exhibit A

Form of Incentive Stock Option Certificate

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            Shares

Rally Health, Inc.

2014 Equity Incentive Plan

Incentive Stock Option Certificate

Rally Health, Inc. (f/k/a Audax Holdings, Inc.), a Delaware corporation (the “Company”), hereby grants to the person named below (the “Optionee”) an option to purchase shares of common stock, par value $0.001 per share, of the Company (the “Option”) under and subject to the Company’s 2014 Equity Incentive Plan (the “Plan”) and the Amended and Restated Certificate of Incorporation of the Company (as amended, modified or supplemented from time to time, in the sole discretion of the Board, the “Company Charter”), exercisable on the following terms and conditions set forth in this Incentive Stock Option Certificate and the attached Incentive Stock Option Terms and Conditions (together, the “Agreement”):

Name of Optionee:	<<Name>>

Number of Shares:	<<Shares>>

Option Price:	<<Price>> per share

Grant Date:	<<Grant Date>>

Vesting Commencement Date:	<<Vesting Date>>

Vesting Schedule:

Subject in all respects to the Company Charter:

Four year vesting with 25% of the option vesting on the one-year anniversary of the Vesting Commencement Date (rounded down to the nearest whole share); the remaining balance (75%) vests in equal monthly installments thereafter over a thirty-six month period (rounded down to the nearest whole share, except for the last vesting installment), subject to Optionee’s continuous employment with the Company on such dates.

Expiration Date:	<<Expiration Date>>

This Option is intended to be treated as an Incentive Stock Option under section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

By acceptance of this Option, the Optionee agrees to the terms and conditions set forth in this Agreement, the Plan and the Company Charter. The Optionee acknowledges receipt of, and understands and agrees to, this Agreement, the Plan and the Company Charter. The Optionee acknowledges and agrees that this Agreement may not be modified, amended or revised except as provided in the Plan. The Optionee further acknowledges that the Company Charter may be amended from time to time in the sole discretion of the Board and that any amendments shall be binding on the Optionee. The Optionee further acknowledges that as of the Grant Date, this Agreement, the Plan and the Company Charter sets forth the entire understanding between the Optionee and the Company regarding the Option and supersede all prior oral and written agreements, promises and representations on that subject.

OPTIONEE	RALLY HEALTH, INC.

By:
Title: Chief Executive Officer

Incentive Stock Option Terms And Conditions

1.    Plan and the Company Charter Incorporated by Reference.  This Option is issued pursuant to the terms of the Plan and the Company Charter and may be amended as provided in the Plan. Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Plan. This certificate does not set forth all of the terms and conditions of the Plan and the Company Charter, which are incorporated herein by reference. The Board of Directors or a Committee thereof (the “Administrator”) administers the Plan and its determinations regarding the interpretation and operation of the Plan are final and binding. Copies of the Plan and the Company Charter may be obtained upon request without charge from the Company.

2.    Option Price.  The price to be paid per share of common stock issued upon exercise of the whole or any part of this Option is the Option Price set forth on the face of this certificate.

3.    Exercisability Schedule.  This Option may be exercised at any time and from time to time for the number of shares and in accordance with the exercisability schedule set forth on the face of this certificate, but only for the purchase of whole shares. This Option may not be exercised as to any shares after the Expiration Date.

4.    Method of Exercise.  To exercise this Option, the Optionee shall deliver (a) written notice of exercise in the form attached as Exhibit A hereto, to the Company specifying the number of shares with respect to which the Option is being exercised, and (b) payment of the Option Price for such shares in cash, by certified check or in such other form, including shares of common stock of the Company valued at their Fair Market Value on the date of delivery, as the Administrator may approve in its discretion. In lieu of such payment of the Option Price, the Optionee may elect to exercise the cashless exercise option as provided in the form attached as Exhibit A hereto. In connection with any purchase of shares pursuant to an exercise of this Option, the Optionee shall execute joinder signature pages in a form acceptable to the Company and shall become a party to such voting agreement and stockholders agreement, investor rights agreement or other similar agreement that all or substantially all holders of Company common stock are a party, as applicable, and as the Company shall reasonably determine.

5.    Rights as a Stockholder or Employee.  The Optionee shall not earn the right to exercise or obtain the value of any portion of this Option except as provided in the exercisability schedule and until such time as all the conditions set forth herein and in the Plan and the Company Charter that are required to be met in order to exercise this Option have been fully satisfied. The Optionee shall not have any rights in respect of shares as to which the Option shall not have been exercised and payment made as provided above. The Optionee shall not have any rights to continued employment by the Company or its affiliates by virtue of the grant of this Option.

6.    Recapitalization, Mergers, Etc.  As provided in and subject to the Plan and the Company Charter, in the event of a Change in Control, merger, recapitalization or other corporate transaction involving the Company, the Administrator may in its discretion take certain actions affecting the Option and the Optionee’s rights hereunder, including without limitation adjusting the number and kind of securities subject to the Option and the exercise price hereunder, providing for another entity to assume the Option, making provision for a cash payment, and terminating the Option.

7.    Option Not Transferable.  Unless otherwise determined by the Administrator, this Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime, only by the Optionee.

8.    Restrictions on Transfers of Stock.  The Optionee agrees, for the Optionee and on behalf of the Optionee’s heirs, legatees and legal representatives, with respect to all shares of Stock acquired pursuant to this Option, that the Optionee and the Optionee’s heirs, legatees and legal representatives shall not sell or otherwise dispose of such shares except strictly in accordance with the Company Charter. The Option granted hereunder and all shares of Stock acquired pursuant to this Option shall at all times be subject to the restrictions on transfer of such shares of Stock, the Put/Call rights, and other terms and conditions set forth in the Company Charter.

9.    Exercise of Option After Termination of Employment.  If the Optionee’s employment with (a) the Company, (b) an Affiliate, or (c) a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies, is terminated for any reason other than by disability (within the meaning of section 22(e)(3) of the Code) or death, the Optionee may exercise only the rights that were available to the Optionee at the time of such termination and only within three months from the date of termination. If the Optionee’s employment is terminated as a result of disability, such rights may be exercised only within twelve months from the date of termination. Upon the death of the Optionee, his or her designated beneficiary or legal representative shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights that were available to the Optionee at the time of death. Notwithstanding the foregoing, (i) no rights under this Option may be exercised after the Expiration Date, and (ii) if the Optionee’s employment is terminated for cause, all Options held by the Optionee, whether or not vested at the time of such termination, shall immediately terminate without payment and shall not be exercisable. For purposes of the Plan, “cause” shall mean (i) if the Optionee is party to an employment or service agreement with the Company or an Affiliate that provides for a definition of cause, the definition of cause provided therein, and (iii) if there is no such employment or service agreement definition, the following: (A) gross negligence or willful misconduct in connection with the performance of duties; (B) conviction of a criminal offense (other than minor traffic offenses); or (C) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-solicitation or non-competition agreement, if any, between the applicable Optionee and the Company or an Affiliate. The Board, in its sole discretion, shall determine the effect of all matters and questions relating to whether an Optionee has been discharged for cause.

10.  Rights to Repurchase Stock.  The Optionee acknowledges and agrees that the following provisions shall apply to all Stock acquired by the Optionee (or any other person who acquires Stock hereunder as a result of the death of the Optionee) pursuant to any exercise of the Option:

(i)        Subject to the terms and conditions of the Company Charter (including the Put/Call rights set forth therein), in the event the Optionee ceases to be an employee of or consultant to the Company for any reason at any time, the Company shall have the right to purchase the Stock owned or controlled by the Optionee by reason of exercise or realization of an award hereunder (whether such exercise or realization occurs before or after such termination) at a price per share payable in cash equal to the then Fair Market Value of such Stock as of the date of the Company’s exercise of such repurchase right.

(ii)       In the event the Company enters into or proposes to enter into an agreement providing for an acquisition of the Company by a third party in a transaction that includes or is proposed to include the purchase of all or substantially all of the outstanding shares of Stock (and rights to acquire Stock) of the Company, then the Optionee agrees to sell all the Stock then owned or controlled by such Optionee (or any permitted transferee or successor) by reason of the Optionee’s exercise or realization of any award granted under the Plan.

11.  Compliance with Securities Laws. It shall be a condition to the Optionee’s right to purchase shares of Stock hereunder that the Company may, in its discretion, require (a) that the shares of Stock reserved for issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company’s Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Optionee shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionee, or both. The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.

12.  Optionee’s Tax Treatment.  This Option is intended to be treated as an incentive stock option under section 422 of the Code. However, incentive stock option treatment requires compliance with a variety of factors, and the Company can give no assurance that the Option will, in fact, be treated as an incentive stock option.

13.  Notice of Sale of Shares Required.  The Optionee agrees to notify the Company in writing within 30 days of the disposition of any shares purchased upon exercise of this Option if such disposition occurs within two years of the date of the grant of this Option or within one year after such purchase.

Approved [                                        ]

Exhibit A —Form of Exercise

Rally Health, Inc.

2014 Equity Incentive Plan

Form of Exercise

The undersigned person (the “Participant”), pursuant to the 2014 Equity Incentive Plan (the “Plan”) of Rally Health, Inc. (f/k/a Audax Holdings, Inc.) (the “Company”), and pursuant to option certificate number <<GrantNo>> dated <<GrantDate>>, hereby agrees to purchase from the Company                      shares of Common Stock, par value $0.001 per share, at an exercise price of <<Price>> per share for a total purchase price of $                            .

Name of Participant:

Mailing Address:

Personal Email Address:

Telephone Number:

Social Security Number:

The above Participant has delivered the following consideration to the Company in exchange for the shares of Common Stock listed above:

(1)        $                      in cash or by certified check OR

(2)                                                                I am exercising the Option pursuant to the cashless exercise provisions provided for by the Company. The Company will withhold from the shares otherwise issuable upon exercise a whole number of shares with a Fair Market Value equal to (or less than) the aggregate exercise price, and will then issue the net number of remaining shares to me. If the whole number of shares to be withheld does not exactly equal my aggregate exercise price, then I will provide the Company with a check or money order payable to the Company for the shortfall. I understand that the Company will not process my option exercise until it receives the check or money order covering the shortfall in the exercise price.

(3)        The Participant has executed and delivered to the Company joinder signature pages and related consents of spouse to such voting agreement and shareholders agreement, investor rights agreement or other similar agreement that all or substantially all holders of Company common stock are a party and as the Company shall reasonably determine.

IN WITNESS WHEREOF, the undersigned Participant has executed this Form of Exercise this                              day of                 , 20        .

Signature of Participant

Exhibit B

Form of Nonstatutory Stock Option Certificate

          Shares

Rally Health, Inc.

2014 Equity Incentive Plan

Nonstatutory Stock Option Certificate

Rally Health, Inc. (f/k/a Audax Holdings, Inc.), a Delaware corporation (the “Company”), hereby grants to the person named below (the “Optionee”) an option to purchase shares of common stock, par value $0.001 per share, of the Company (the “Option”) under and subject to the Company’s 2014 Equity Incentive Plan (the “Plan”) and the Amended and Restated Certificate of Incorporation of the Company (as amended, modified or supplemented from time to time, in the sole discretion of the Board, the “Company Charter”), exercisable on the following terms and conditions set forth in this Nonstatutory Stock Option Certificate and the attached Nonstatutory Stock Option Terms and Conditions (together, the “Agreement”):

Name of Optionee:	<<Name>>

Number of Shares:	<<Shares>>

Option Price:	<<Price>> per share

Grant Date:	<<Grant Date>>

Vesting Commencement Date:	<<Vesting Date>>

Vesting Schedule:

Subject in all respects to the Company Charter:

Four year vesting with 25% of the option vesting on the one-year anniversary of the Vesting Commencement Date (rounded down to the nearest whole share); the remaining balance (75%) vests in equal monthly installments thereafter over a thirty-six month period (rounded down to the nearest whole share, except for the last vesting installment), subject to Optionee’s continuous employment with the Company on such dates.

Expiration Date:	<<Expiration Date>>

This Option is not intended to be treated as an Incentive Stock Option under section 422 of the Internal Revenue Code of 1986, as amended (the “Code”).

By acceptance of this Option, the Optionee agrees to the terms and conditions set forth in this Agreement, the Plan and the Company Charter. The Optionee acknowledges receipt of, and understands and agrees to, this Agreement, the Plan and the Company Charter. The Optionee acknowledges and agrees that this Agreement may not be modified, amended or revised except as provided in the Plan. The Optionee further acknowledges that the Company Charter may be amended from time to time in the sole discretion of the Board and that any amendments shall be binding on the Optionee. The Optionee further acknowledges that as of the Grant Date, this Agreement, the Plan and the Company Charter sets forth the entire understanding between the Optionee and the Company regarding the Option and supersede all prior oral and written agreements, promises and representations on that subject.

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OPTIONEE	RALLY HEALTH, INC.

By:

Title:	Chief Executive Officer

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Nonstatutory Stock Option Terms And Conditions

1.    Plan and the Company Charter Incorporated by Reference.   This Option is issued pursuant to the terms of the Plan and the Company Charter and may be amended as provided in the Plan. Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Plan. This certificate does not set forth all of the terms and conditions of the Plan and the Company Charter, which are incorporated herein by reference. The Board of Directors or a Committee thereof (the “Administrator”) administers the Plan and its determinations regarding the interpretation and operation of the Plan are final and binding. Copies of the Plan and the Company Charter may be obtained upon request without charge from the Company.

2.    Option Price.  The price to be paid per share of common stock issued upon exercise of the whole or any part of this Option is the Option Price set forth on the face of this certificate.

3.    Exercisability Schedule.  This Option may be exercised at any time and from time to time for the number of shares and in accordance with the exercisability schedule set forth on the face of this certificate, but only for the purchase of whole shares. This Option may not be exercised as to any shares after the Expiration Date.

4.    Method of Exercise.  To exercise this Option, the Optionee shall deliver (a) written notice of exercise in the form attached as Exhibit A hereto, to the Company specifying the number of shares with respect to which the Option is being exercised, and (b) payment of the Option Price for such shares in cash, by certified check or in such other form, including shares of common stock of the Company valued at their Fair Market Value on the date of delivery, as the Administrator may approve in its discretion. In lieu of such payment of the Option Price, the Optionee may elect to exercise the cashless exercise option as provided in the form attached as Exhibit A hereto. In connection with any purchase of shares pursuant to an exercise of this Option, the Optionee shall execute joinder signature pages in a form acceptable to the Company and shall become a party to such voting agreement and stockholders agreement, investor rights agreement or other similar agreement that all or substantially all holders of Company common stock are a party, as applicable, and as the Company shall reasonably determine.

5.    Rights as a Stockholder or Employee.  The Optionee shall not earn the right to exercise or obtain the value of any portion of this Option except as provided in the exercisability schedule and until such time as all the conditions set forth herein and in the Plan and the Company Charter that are required to be met in order to exercise this Option have been fully satisfied. The Optionee shall not have any rights in respect of shares as to which the Option shall not have been exercised and payment made as provided above. The Optionee shall not have any rights to continued employment by the Company or its affiliates by virtue of the grant of this Option.

6.    Recapitalization, Mergers, Etc.  As provided in and subject to the Plan and the Company Charter, in the event of a Change in Control, merger, recapitalization or other corporate transaction involving the Company, the Administrator may in its discretion take certain actions affecting the Option and the Optionee’s rights hereunder, including without limitation adjusting the number and kind of securities subject to the Option and the exercise price hereunder, providing for another entity to assume the Option, making provision for a cash payment, and terminating the Option.

7.    Option Not Transferable.    Unless otherwise determined by the Administrator, this Option is not transferable by the Optionee otherwise than by will or the laws of descent and distribution, and is exercisable, during the Optionee’s lifetime, only by the Optionee.

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8.    Restrictions on Transfers of Stock.    The Optionee agrees, for the Optionee and on behalf of the Optionee’s heirs, legatees and legal representatives, with respect to all shares of Stock acquired pursuant to this Option, that the Optionee and the Optionee’s heirs, legatees and legal representatives shall not sell or otherwise dispose of such shares except strictly in accordance with the Company Charter. The Option granted hereunder and all shares of Stock acquired pursuant to this Option shall at all times be subject to the restrictions on transfer of such shares of Stock, the Put/Call rights, and other terms and conditions set forth in the Company Charter.

9.    Exercise of Option After Termination of Employment.   If the Optionee’s employment with (a) the Company, (b) an Affiliate, or (c) a corporation (or parent or subsidiary corporation of such corporation) issuing or assuming a stock option in a transaction to which section 424(a) of the Code applies, is terminated for any reason other than by disability (within the meaning of section 22(e)(3) of the Code) or death, the Optionee may exercise only the rights that were available to the Optionee at the time of such termination and only within three months from the date of termination. If the Optionee’s employment is terminated as a result of disability, such rights may be exercised only within twelve months from the date of termination. Upon the death of the Optionee, his or her designated beneficiary or legal representative shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights that were available to the Optionee at the time of death. Notwithstanding the foregoing, (i) no rights under this Option may be exercised after the Expiration Date, and (ii) if the Optionee’s employment is terminated for cause, all Options held by the Optionee, whether or not vested at the time of such termination, shall immediately terminate without payment and shall not be exercisable. For purposes of the Plan, “cause” shall mean (i) if the Optionee is party to an employment or service agreement with the Company or an Affiliate that provides for a definition of cause, the definition of cause provided therein, and (iii) if there is no such employment or service agreement definition, the following: (A) gross negligence or willful misconduct in connection with the performance of duties; (B) conviction of a criminal offense (other than minor traffic offenses); or (C) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-solicitation or non-competition agreement, if any, between the applicable Optionee and the Company or an Affiliate. The Board, in its sole discretion, shall determine the effect of all matters and questions relating to whether an Optionee has been discharged for cause.

10.  Rights to Repurchase Stock.   The Optionee acknowledges and agrees that the following provisions shall apply to all Stock acquired by the Optionee (or any other person who acquires Stock hereunder as a result of the death of the Optionee) pursuant to any exercise of the Option:

(i)         Subject to the terms and conditions of the Company Charter (including the Put/Call rights set forth therein), in the event the Optionee ceases to be an employee of or consultant to the Company for any reason at any time, the Company shall have the right to purchase the Stock owned or controlled by the Optionee by reason of exercise or realization of an award hereunder (whether such exercise or realization occurs before or after such termination) at a price per share payable in cash equal to the then Fair Market Value of such Stock as of the date of the Company’s exercise of such repurchase right.

(ii)        In the event the Company enters into or proposes to enter into an agreement providing for an acquisition of the Company by a third party in a transaction that includes or is proposed to include the purchase of all or substantially all of the outstanding shares of Stock (and rights to acquire Stock) of the Company, then the Optionee agrees to sell all the Stock then owned or controlled by such Optionee (or any permitted transferee or successor) by reason of the Optionee’s exercise or realization of any award granted under the Plan.

11.  Compliance with Securities Laws.  It shall be a condition to the Optionee’s right to purchase shares of Stock hereunder that the Company may, in its discretion, require (a) that the shares of Stock reserved for

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issue upon the exercise of this Option shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company’s Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed purchase shall be exempt from registration under that Act and the Optionee shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such shares by the Company shall have been taken by the Company or the Optionee, or both. The certificates representing the shares purchased under this Option may contain such legends as counsel for the Company shall consider necessary to comply with any applicable law.

12.  Optionee’s Tax Treatment.   This Option is not intended to be treated as an incentive stock option under section 422 of the Code.

13.  Notice of Sale of Shares Required.  The Optionee agrees to notify the Company in writing within 30 days of the disposition of any shares purchased upon exercise of this Option if such disposition occurs within two years of the date of the grant of this Option or within one year after such purchase.

Approved [                                        ]

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Exhibit A —Form of Exercise

Rally Health, Inc.

2014 Equity Incentive Plan

Form of Exercise

The undersigned person (the “Participant”), pursuant to the 2014 Equity Incentive Plan (the “Plan”) of Rally Health, Inc. (f/k/a Audax Holdings, Inc.) (the “Company”), and pursuant to option certificate number <<GrantNo>> dated <<GrantDate>>, hereby agrees to purchase from the Company                      shares of Common Stock, par value $0.001 per share, at an exercise price of <<Price>> per share for a total purchase price of $                                .

Name of Participant:

Mailing Address:

Personal Email Address:

Telephone Number:

Social Security Number:

The above Participant has delivered the following consideration to the Company in exchange for the shares of Common Stock listed above:

(1)        $                      in cash or by certified check OR

(2)                                                                I am exercising the Option pursuant to the cashless exercise provisions provided for by the Company. The Company will withhold from the shares otherwise issuable upon exercise a whole number of shares with a Fair Market Value equal to (or less than) the aggregate exercise price, and will then issue the net number of remaining shares to me. If the whole number of shares to be withheld does not exactly equal my aggregate exercise price, then I will provide the Company with a check or money order payable to the Company for the shortfall. I understand that the Company will not process my option exercise until it receives the check or money order covering the shortfall in the exercise price.

(3)        The Participant has executed and delivered to the Company joinder signature pages and related consents of spouse to such voting agreement and shareholders agreement, investor rights agreement or other similar agreement that all or substantially all holders of Company common stock are a party and as the Company shall reasonably determine.

IN WITNESS WHEREOF, the undersigned Participant has executed this Form of Exercise this                              day of                 , 20        .

Signature of Participant

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